QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.4

INSTRUCTIONS AS TO USE OF AFFORDABLE RESIDENTIAL
COMMUNITIES INC. SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT US, YOUR BANK OR BROKER AS TO ANY QUESTIONS

        The following instructions relate to a rights offering (the "Rights Offering") by Affordable Residential Communities Inc., a Maryland corporation ("ARC"), to the holders of record (the "Recordholders") of its common stock, par value $0.01 per share (the "Common Stock"), as described in ARC's Prospectus, dated [    •    ], 2006. Recordholders of Common Stock at 5:00 p.m., New York City time, on [    •    ] (the "Record Date") are receiving non-transferable subscription rights (the "Rights") to subscribe for and to purchase up to an aggregate of 10 million shares of Common Stock (the "Underlying Shares"). Each Recordholder will receive one Right for each share of Common Stock owned of record as of the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on [    •    ], unless extended in the sole discretion of ARC (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. ARC will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. ARC may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights certificates (the "Subscription Rights Certificates").

        Each Right allows the holder thereof to subscribe for 0.242 shares of Common Stock for each share (the "Subscription Privilege") at the cash price of $8.00 per share (the "Subscription Price"). As fractional Underlying Shares will not be issued, you need to hold at least five Rights in order to purchase one Underlying Share pursuant to your Subscription Privilege.

        The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

        YOUR SUBSCRIPTION RIGHTS CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1.     Method of Subscription—Exercise of Rights.

        To exercise your Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust

Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #21000021, Account #323-890113 (the "Subscription Account"). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank, (iii) receipt by the Subscription Agent of any postal, telegraphic or express money order, (iv) or receipt of collected funds in the Subscription Account. If paying by check, bank draft or money order, please reference your Subscription Rights Certificate number on your check, bank draft or money order. If paying by uncertified check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

        The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

Telephone number for Confirmation (Toll Free):  (877) 248-6417

        Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

        If you have any questions or require additional copies of relevant documents please contact the information agent for the Rights Offering, Innisfree M&A Incorporated, at (888) 750-5834.

        By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution") to be received by the Subscription Agent on or prior to the Expiration Date, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate held by you, the number of Underlying Shares being subscribed for pursuant to your Subscription Privilege, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate evidencing such Rights within three (3) business days following the Expiration Date. If this procedure is followed, the properly completed Subscription Rights Certificate evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Expiration Date. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights certificates at the address set forth above, or may be transmitted to the Subscription Agent by fax transmission (Fax No.: (718) 234-5001. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Scott L. Gesell at the address, or by calling the telephone number, set forth above.

        If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercise the Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

2.     Issuance of Common Stock.

        As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Subscription Privilege.

3.     Sale or Transfer of Rights.

        Recordholders may not sell or transfer their Rights to anyone. The Rights offered hereunder are non-transferable.

4.     Execution.

        a.    Execution by Registered Holder.    The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription agent satisfactory evidence of their authority to so act.

        b.    Execution by Person Other than Registered Holder.    If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

        c.    Signature Guarantees.    Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

5.     Method of Delivery to Subscription Agent.

        The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

6.     Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

        In the case of Rights that are held of record through the Depository Trust Company (the "DTC"), exercises of the Subscription Privilege may be effected by instructing the DTC to transfer Rights from the DTC account of such holder to the DTC account for the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Subscription Privilege.

EXHIBIT A

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY AFFORDABLE RESIDENTIAL COMMUNITIES INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus, dated [    •    ] (the "Prospectus") of Affordable Residential Communities Inc., a Maryland corporation ("ARC"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificates(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on [    •    ], unless such time is extended by ARC as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by fax transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering—Method of Exercising Rights" in the Prospectus.

        Payment of the Subscription Price of $8.00 per share for each share of ARC's common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Exercising Rights" in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is(are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Exercising Rights" in the Prospectus.

        The Subscription Agent is: American stock Transfer & Trust Company

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

Fax Transmission: (718) 234-5001

Telephone number for Confirmation (Toll Free): (877) 248-6417

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        If you have any questions or require additional copies of relevant documents please contact:

      Innisfree M&A Incorporated
      501 Madison Avenue, 20th Floor
      New York, New York 10022

    Banks and brokers call collect: 212-750-5833
    All other call toll free: (888) 750-5834

Ladies and Gentleman:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing [    •    ] Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for shares of common stock with respect to the Rights represented by such Subscription Rights Certificates(s).

        The undersigned understands that payment of the Subscription Price of $8.00 per share for each share of common stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $[    •    ] either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith or,
☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐ Wire transfer of funds
Name of transferor institution:
Date of transfer:
Confirmation number (if available):
☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
☐	Certified check
☐	Bank draft (cashier's check)
☐	Money order
Name of Maker:
Date of check, draft or money order:
Check, draft or money order number:
Bank or other institution on which Check is drawn or issuer of money order:
Signature(s)		Address
Name(s)	(please type or print)	Area Code and Tel. No.(s)
Subscription Rights Certificates (No(s). (if available)

GUARANTEE OF DELIVERY
(Not to Be Used For Subscription Rights Certificate Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the Expiration Date.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus, dated [    •    ], of Affordable Residential Communities Inc. Failure to do so could result in a financial loss to such institution.

QuickLinks

FORM OF INSTRUCTIONS AS TO USE OF AFFORDABLE RESIDENTIAL COMMUNITIES INC. SUBSCRIPTION RIGHTS CERTIFICATES